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                                                                EXHIBIT 10.12





                       KELLOGG COMPANY BONUS REPLACEMENT
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                               STOCK OPTION PLAN
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     1. Purpose of the Plan:  The purpose of the Kellogg Company Bonus
Replacement Stock Option Plan ("Plan") is to provide senior executive officers of Kellogg Company and its subsidiaries ("Company") who are primarily responsible for the management of the business of the Company, the ability to receive stock options in lieu of a portion of the bonus payable to them under the Annual Incentive Program, thereby increasing the proportion of compensation tied to stock ownership and encouraging focus on the growth and profitability of the Company and its common stock.

     2. Effective Date of Plan: This Plan shall become effective September 26, 1997 and shall apply to bonuses paid after January 1, 1998.

     3. Participants: Senior executive officers of the Company selected by the Compensation Committee of the Board of Directors ("Committee").

     4. Administration of the Plan: The Plan shall be administered by the Committee. The Committee shall have authority to adopt rules and regulations for carrying out the purpose of the Plan, select the employees to whom grants will be made, the number of shares to be optioned, to interpret, construe and implement the provisions of the Plan, and to amend the Plan from time to time.

     5. Option Terms: The Options granted hereunder shall be issued pursuant to the Kellogg Company Key Employee Long Term Incentive Plan and shall be governed by such terms and conditions as the Committee deems appropriate.

     6. Bonus: The Plan shall only apply to the annual bonus. A participant shall be allowed to make an annual election to forego up to 100% of their bonus. A participant's first election shall be made on or before December 31 of the year the participant becomes eligible to participate in the Plan. Thereafter, each election shall be made on or before August 31 of the year prior to the year the bonus is to be paid.

     7. Valuation of Stock/Cash: A participant shall receive options valued according to the rules set forth by the Committee.

     8. Irrevocability: The election to receive options in lieu of bonus is irrevocable.